INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
MINDLEADERS.COM, INC.
COLUMBUS, OHIO


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-87273 of MindLeaders.com, Inc. of our report dated March 16, 2000, except as to note 9 which is March __, 2000, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of MindLeaders.com, Inc., listed in Item 16. This financial statement schedule is the responsibility of MindLeaders.com, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
Columbus, Ohio


March ___, 2000


The above consent and opinion is the form that will be signed by Deloitte & Touche LLP upon the approval of the "MindLeaders.com" Amended Artices of Incorporation and the approval of the 169:1 stock split as discussed in note 9 to the financial statements.



DELOITTE & TOUCHE LLP
Columbus, Ohio

March 20, 2000